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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors of Gad-Line Ltd. ("the Company"), we hereby consent to the inclusion of our report on the Company's consolidated balance sheets as of December 31, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999 in form 8K-A of Com21 Inc. to be filed in September 2000.







/s/Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants (Israel)
A member of Deloitte Touche Tohmatsu




Tel-Aviv, Israel
November 30, 2000
OPEN FOR UPDATE